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                                                                Exhibit 10.62

                       SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release ("Agreement") is made and entered into by and between Leonard Palomino ("Employee") and Informix Software, Inc. ("Informix"), as of the Effective Date set forth in Section 10 below.

     1. In consideration of Employee's acceptance of this Agreement, and in exchange for the release and promises described below, Informix agrees to the following:

        (a) That Employee's last day of work with Informix will be July 30, 1999.

        (b) To pay Employee six (6) months base salary at Employee's current rate ("Severance Payment") less customary payroll deductions. Should Employee accept this Agreement, Employee's Severance Payment will be paid in a lump sum on the Effective Date set forth in Section 10 below or on his termination date, which ever is later. Informix paid health insurance benefits will terminate on the last day of the month in which Employee's employment is terminated.

        (c) Should Employee be the recipient of any stock option grants, Employee will not qualify for any stock option vesting after July 30, 1999. The stock option exercise period commences on July 30, 1999.

     2. Employee has received or will receive by separate cover, information regarding Employee's rights to health insurance continuation (COBRA rights). To the extent that Employee has rights, nothing in this Agreement will impair those rights.

     3. Employee agrees to the following:

        (a) Employee has returned or will return to Informix by the date of termination of employment all Informix owned property and any information Employee may have, including but not limited to the following: property and information about Informix's practices and procedures; product information, trade secrets, customer lists, telephone and sales directories; Informix company data, software, sales forecasts or product marketing pertaining to the current and anticipated business and operations of Informix; notebooks bulletins, or manuals; and/or Informix pricing, cost and purchasing information. Employee has previously signed an agreement regarding Confidential Information and Trade Secrets. A copy of that agreement is attached. Terms of the agreement remain in effect after Employee leaves Informix. This includes, and is not limited to, confidential and proprietary information regarding Informix's products, sales and marketing methods or strategies, product development, research and plans, personnel data regarding employees of Informix, including salaries, and other confidential or proprietary information not readily available to the public.

        (b) Employee agrees to cooperate fully in an orderly transition of his duties and responsibilities.



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     4. Employee waives and releases and promises never to assert any and all claims that Employee has or might have against Informix and its predecessors, subsidiaries, related entities, officers, directors, shareholders, agents, attorneys, employees, successors, or assigns, arising from or related to Employee's employment with Informix and/or the termination of Employee's employment with Informix including claims in contract, tort or under any statute, law or regulation. These claims include, but are not limited to, claims for discrimination arising under federal, state and local statutory or common law, such as the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964 (as amended), the California Fair Employment and Housing Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act and the California Labor Code.

     5. Employee confirms that Employee expressly waives and releases and promises never to assert any such claims that Employee has or may have, known or unknown, even if Employee does not believe that Employee has such claims. Employee therefore waives any and all rights under in section 1542 of the Civil Code of California and any analogous or similar provision applicable under state or local statutes which states:

     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     6. Employees will not, unless required by law, disclose to others any information regarding the terms of this Agreement, the money and/or benefits being paid under it or the fact of its payment, except that Employee may disclose this information to Employee's immediate family, attorney, accountant or other professional advisor to whom Employee must make the disclosure in order for them to render professional services to Employee. Employee will instruct them and they must agree, however, to maintain the confidentiality of this information just as Employee must.

     7. This Agreement represents the full agreement between Employee and Informix regarding termination of employment. This Agreement supercedes and is in lieu of all prior oral or written agreements and may not be changed except in writing signed by Employee and the Vice President, Human Resources or that Vice President's delegee.

     8. If any provision of this Agreement is held to be invalid, void, or unenforceable, the remaining provisions shall remain in full force and effect.

     9. Nothing in this Agreement is intended to create any rights to employment or employment benefits except as expressly set forth in this Agreement.

    10. The following is required by the Older Workers Benefit Protection Act.

     Employee will have up to 21 days after receipt of this Agreement to accept the terms of this Agreement, although Employee may accept it at any time within those 21 days. Employee is advised to consult an attorney about the Agreement.

     To accept the Agreement, please return to the Vice President, Human Resources two signed originals of this Agreement. Employees will still have an additional 7 days in which to

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revoke the acceptance. To revoke, Employee must send a written statement of revocation to the Vice President, Human Resources. If Employee does not revoke, the eighth day after the date of Employee's acceptance will be the Effective Date of the Agreement.

     11. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California. Any claim for breach of this Agreement shall be referred to the American Arbitration Association for resolution under its rules for resolution of commercial disputes, and any and all arbitration or mediation shall be at the AAA offices in San Francisco County, California, or at a mutually agreeable location in San Mateo County, California. In the event that Employee is in breach of any of the obligations under this Agreement or as otherwise imposed by law, Informix will be entitled to recover the benefit paid under the Agreement and to obtain all other relief provided by law or equity. In addition, Informix will be entitled to recover its fees and costs.

     12. It is understood and agreed by the parties that this Agreement represents a compromise settlement, and that the promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by either party to the other party or to any other person. Employee acknowledges that Employee has read and fully understands this Agreement; that Employee has been given at least twenty-one (21) days to consider this Agreement; that Employee has been advised to consult an attorney before signing this Agreement; and the Employee is not executing this Agreement in reliance upon any representations, promises or inducements other than those contained in this Agreement; and, Employee acknowledges signing this Agreement voluntarily.

IN WITNESS WHEREOF, the parties have executed this Separation Agreement and Release as the date first set forth below.


Date:      7/14/99                          /s/ Leonard Palomino
      ----------------                      ------------------------------------
                                            Leonard Palomino


                                            On behalf of Informix Software, Inc.


Date:      7/14/99                          By: /s/ Susan Daniel
      ----------------                          --------------------------------
                                            Susan Daniel
                                            Vice President, Human Resources